SUBSIDIARIES OF ABAKAN INC.



Abakan Inc.
MesoCoat Inc.
100%
Powdermet Inc.
4.53%
AMP Distributors Inc. C-Corp
100%
AMP Distributors Inc. SZEC
100%
MesoCoat TX LLC
100%
PT MesoCoat Indonesia
100%
MesoCoat Technoloiges Canada Corporation
100%
MesoCoat Coating Services Inc.
100%
MesoCoat De Mexico S.A. de C.V.
100%
Terves Inc.
84.5%
Cratus Energy LLC
100%